Exhibit 10.1

EXECUTION COPY

JOINDER AND COMMITMENT INCREASE AGREEMENT

THIS JOINDER AND COMMITMENT INCREASE AGREEMENT dated as of April 27, 2015 (this “Agreement”) by and among COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto (each such Lender that is increasing its Revolving Credit Commitment pursuant to the terms hereof, an “Increasing Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, a $350,000,000 revolving credit facility was established pursuant to the Amended and Restated Credit Agreement dated as of October 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent;

WHEREAS, pursuant to Section 2.19(a) of the Credit Agreement, the Borrower has delivered a Notice of Increase;

WHEREAS, the Increasing Lenders and Additional Lenders party to this Agreement have agreed to provide the Commitment Increase on the terms and conditions provided herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Section 2. Commitment Increase. Subject to the terms and conditions provided herein, the aggregate Revolving Credit Commitments under the Credit Agreement are hereby increased and the Credit Agreement is modified in the following respects.

2.1 Increase of Revolving Credit Commitments. The Revolving Credit Commitments are increased under Section 2.19(a) of the Credit Agreement as shown below:

	Before Giving Effect to Increase	Amount of Increase	After Giving Effect to Increase
Revolving Credit Commitments	$350,000,000	$100,000,000	$450,000,000

Schedule I (Lenders and Commitments) is amended to reflect the Commitment Increase as attached.

2.2 After giving effect to this Agreement and Commitment Increase hereunder, the aggregate amount by which the Revolving Credit Commitment may be increased pursuant to Section 2.19 of the Credit Agreement shall be reduced to zero.

2.3 The Administrative Agent and the Lenders hereby waive the requirement in Section 2.19(a)(i) of the Credit Agreement that the Notice of Increase must be given at least twenty (20) Business Days prior to the requested increase.

Section 3. Representations and Warranties. The Borrower hereby represents and warrants that:

3.1 The making and performance by the Borrower of this Agreement are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action;

3.2 This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of this Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

3.3 The representations and warranties of the Borrower in Article 4 (subject to updating in the case of Section 4.01(n)) are true and correct in all material respects as if made on and as of the date hereof (unless expressly stated to relate to an earlier date, in which case all such representations and warranties shall have been true and correct in all material respects as of such earlier date); and

3.4 No Default or Event of Default has occurred and is continuing or would result from giving effect to this Agreement and the Commitment Increase hereunder on a pro forma basis (assuming for purposes hereof that the entire amount of the Revolving Credit Commitments, as increased hereby, are fully drawn and funded).

Section 4. Joinder of Additional Lenders.

4.1 Each of the Additional Lenders acknowledges and agrees that, upon its execution of this Agreement, such Additional Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

4.2 Each of the Additional Lenders hereby represents and warrants, and acknowledges and agrees that (i) the making and performance by such Additional Lender of this Agreement are within such Additional Lender’s corporate powers, such Additional Lender has been duly authorized by all necessary corporate action to become a Lender under the Credit Agreement and that the Credit Agreement constitutes a legal, valid and binding obligation of such Additional Lender, enforceable against such Additional Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of this Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, (ii) it meets all of the requirements of an Eligible Assignee under the Credit Agreement and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements available under Section 5.01(a)(i) and (ii) of the Credit Agreement and such other documents and such other information as it has deemed appropriate to make its own credit decision to enter into this Agreement, and based on such information, has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender.

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4.3 Except as set forth in this Agreement, the Additional Lenders’ Revolving Credit Commitments shall be subject to the provisions of the Credit Agreement and the other Loan Documents.

4.4 The Borrower and Administrative Agent confirm and approve each Additional Lender as an Eligible Assignee.

Section 5. Revolving Credit Commitments by the Increasing Lenders and the Additional Lenders.

5.1 The Increasing Lenders acknowledge and agree to an increase in their respective commitments as shown on Schedule I to the Credit Agreement, as revised and attached hereto.

5.2 The Additional Lenders acknowledge and agree to their respective commitments as shown on Schedule I to the Credit Agreement, as revised and attached hereto. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the parties hereto acknowledge and agree that the full amount of the increase in the Revolving Credit Commitments is being provided by Increasing Lenders and no Additional Lenders are party to this Agreement.

Section 6. Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of all of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent:

6.1 Receipt by the Administrative Agent of fully executed copies of this Agreement and promissory notes for the Lenders, to the extent such promissory notes are requested in accordance with Section 2.18(d) of the Credit Agreement.

6.2 Receipt by the Administrative Agent of certificate of a Responsible Officer of the Borrower, certifying that (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower in Article 4 (subject to updating in the case of Section 4.01(n)) of the Credit Agreement are true and correct in all material respects as if made on and as of the date hereof (unless expressly stated to relate to an earlier date, in which case all such representations and warranties shall have been true and correct in all material respects as of such earlier date), (iii) the Moody’s Rating was equal to at least Baa3 on the date that the Borrower gave the Notice of Increase in respect hereof and is equal to at least Baa3 on the date hereof, (iv) the S&P Rating was equal to at least BBB- on the date that the Borrower gave the Notice of Increase in respect hereof and is equal to at least BBB- on the date hereof and (v) the Borrower has not reduced the Revolving Credit Commitments under Section 2.05 of the Credit Agreement prior to the date hereof.

6.3 Receipt by the Administrative Agent of opinions of counsel for the Borrower reasonably satisfactory to the Administrative Agent.

6.4 Receipt by the Administrative Agent of certified copies of resolutions of the Board of Directors of the Borrower approving the Commitment Increase.

6.5 Payment of fees owing in connection with this Agreement, including upfront fees payable in connection with the Commitment Increase and fees and expenses of counsel for the Administrative Agent and the Lenders.

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For purposes of determining compliance with the conditions provided herein, each Increasing Lender and each Additional Lender shall be deemed to have consented to, approved or accepted, and to have been satisfied with, each document, delivery and other requirement hereunder, unless the Administrative Agent shall have received notice to the contrary prior to the effective date of this Agreement.

Section 7. Reallocation. Upon the effectiveness of this Agreement, the Administrative Agent shall make such reallocations, sales, assignments and other relevant actions in respect of each Lender’s credit exposure under the Credit Agreement as are necessary in order that Lender’s Revolving Credit Exposure and outstanding Advances hereunder reflects Lender’s Ratable Share of the outstanding aggregate Revolving Credit Exposures on the date hereof, and the Borrower hereby agrees to compensate, unless otherwise waived by such Increasing Lender in its sole discretion, each Increasing Lender for any and all losses, costs and expenses incurred by such Increasing Lender in connection with the sale and assignment of any Eurodollar Rate Advances and such reallocation described above, in each case on the terms and in the manner set forth in Section 8.04(c) of the Credit Agreement.

Section 8. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

Section 9. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement.

Section 10. Notice. For purposes of the Credit Agreement, the initial notice address of each Additional Lender shall be as set forth below on its signature page to this Agreement.

Section 11. Execution in Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COCA-COLA BOTTLING CO. CONSOLIDATED, as the Borrower

By:	/s/ Clifford M. Deal, III
Name:	Clifford M. Deal, III
Title:	Vice President and Treasurer

[Signature Page to Joinder and Commitment Increase Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Patrick S. Thornton
Name:	Patrick S. Thornton
Title:	Executive Director

[Signature Page to Joinder and Commitment Increase Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Kenneth E. Quinn
Name:	Kenneth E. Quinn
Title:	Vice President

[Signature Page to Joinder and Commitment Increase Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ashley Walsh
Name:	Ashley Walsh
Title:	Director

[Signature Page to Joinder and Commitment Increase Agreement]

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Stuart M. Jones
Name:	Stuart M. Jones
Title:	Senior Vice President

[Signature Page to Joinder and Commitment Increase Agreement]

COÖPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND” NEW YORK BRANCH, as a Lender

By:	/s/ Aurelie Vancauwenberghe
Name:	Aurelie Vancauwenberghe
Title:	Vice President

By:	/s/ Claire Laury
Name:	Claire Laury
Title:	Executive Director

[Signature Page to Joinder and Commitment Increase Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jessica F. Sidhom
Name:	Jessica F. Sidhom
Title:	Senior Vice President

[Signature Page to Joinder and Commitment Increase Agreement]

SOUTH STATE BANK,
as a Lender

By:	/s/ Cutter D. Davis Jr.
Name:	Cutter D. Davis Jr.
Title:	Senior Vice President

[Signature Page to Joinder and Commitment Increase Agreement]

SCHEDULE I

Lenders and Commitments

Increasing Lenders	Revolving Credit Commitment

JPMORGAN CHASE BANK, N.A.	$103,000,000

CITIBANK, N.A.	$103,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$103,000,000

BRANCH BANKING AND TRUST COMPANY	$66,000,000

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH	$25,000,000

PNC BANK, NATIONAL ASSOCIATION	$25,000,000

SOUTH STATE BANK	$25,000,000

Total	$450,000,000

Additional Lenders

None.